UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): September 17, 2025 (September 15, 2025)

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GREENBACKER RENEWABLE ENERGY CO LLC

(Exact name of registrant as specified in its charter)

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Delaware	000-55610	80-0872648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Limited liability company interests	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2025 (the “Effective Date”), Greenbacker Renewable Energy Company LLC and certain of its affiliates (collectively, the “Company”) and Matthew Murphy entered into a transition and separation agreement (the “Transition and Separation Agreement”), pursuant to which Mr. Murphy will resign his employment as Chief Operating Officer of the Company effective December 31, 2025 (the “Separation Date”) unless the Company requests in writing that Mr. Murphy extend his employment past the Separation Date and Mr. Murphy agrees to such extension in writing. The Period during the Effective Date and the Separation Date shall be referred to as the “Transition Period.”

During the Transition Period, Mr. Murphy (i) will be paid a base salary at the annualized rate of $434,780.16, less applicable taxes and withholdings (“Base Salary”), in accordance with customary payroll practices of the Company and (ii) will continue to be eligible to participate in employee benefit plans, programs, policies and arrangements as the Company may from time to time offer, provided that Mr. Murphy expressly waives any right or entitlement he may have to any benefits or payments set forth in the Executive Protection Plan, dated August 19, 2022 and its counterparts or related documents or any similar plans or agreements.

In addition to his Base Salary, Mr. Murphy will be eligible for (i) a $150,000.00 bonus (the “Incremental Bonus”) which shall be payable in whole or in part based on Mr. Murphy meeting in whole or in part certain goals and expectations as determined by the Company in good faith and (ii) a $150,000.00 bonus (the “Success Bonus” and together with the Incremental Bonus, the “Bonus”) based on Mr. Murphy meeting in whole certain goals and expectations. Any Bonus payable to Mr. Murphy shall be paid within 10 business days of the earliest to occur of (i) March 1, 2026, and (ii) the date on which the Company is able to determine whether Mr. Murphy met or exceeded the requirements for the Incremental Bonus and the Success Bonus, as the case may be.

The foregoing description of the Transition and Separation Agreement and the transactions contemplated thereby is a summary and is subject to, and qualified in its entirety by, the full text of the Transition and Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Transition and Separation Agreement dated September __, 2025 between Greenbacker Renewable Energy Company, LLC, Greenbacker Administration, LLC, Greenbacker Capital Management LLC (collectively, the “Company”) and Mathhew Murphy. *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBACKER RENEWABLE ENERGY COMPANY LLC

Date: September 17, 2025	By:	/s/ Daniel De Boer
		Name:	Daniel De Boer
		Title:	Chief Executive Officer